UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 15, 2024

CHROMOCELL THERAPEUTICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-269188	86-3335449
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

4400 Route 9 South, Suite 1000
Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

732-514-2636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CHRO	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

On February 15, 2024, Chromocell Therapeutics Corporation, a Delaware corporation (the “Company”) entered into an underwriting agreement, as amended by that certain Letter Agreement, dated February 16, 2024 (together, the “Underwriting Agreement”) with A.G.P./Alliance Global Partners, as the representative of the underwriters named therein (the “Representative” or, the “Underwriter”), relating to the issuance and sale by the Company to the Underwriter (the “Initial Public Offering”) of an aggregate of 1,100,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price to the public of $6.00 per share, less underwriting discounts and commissions. Pursuant to the Underwriting Agreement, the Underwriter was granted an option (the “Over-Allotment Option”) for a period of 45 days to purchase from the Company up to an additional 165,000 shares of Common Stock, at the same price per share, to cover over-allotments, if any. In connection with the Initial Public Offering, the Company listed its Common Stock on the NYSE American LLC (“NYSE American”) effective as of February 16, 2024, and the Common Stock commenced trading on NYSE American effective as of February 16, 2024 under the symbol “CHRO”.

The material terms of the Initial Public Offering are described in the final prospectus, dated February 15, 2023 (the “IPO Prospectus”), as filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) on February 20, 2024. The Initial Public Offering was conducted pursuant to a registration statement, as amended, on Form S-1 (File No. 333-269188), initially filed by the Company under the Securities Act with the SEC on January 11, 2023, which was declared effective on February 14, 2024 (the “Registration Statement”).

Pursuant to the Underwriting Agreement, the Company agreed to a 7.0% underwriting discount on the gross proceeds received by the Company for the Shares in addition to reimbursement of certain expenses, made customary representations, warranties and covenants concerning the Company, and also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act. In addition, the Company, its officers and directors and holders of 5.0% or more of the Company’s outstanding shares of Common Stock have agreed not to offer, sell, transfer or otherwise dispose of any shares of Common Stock, the Company’s common stock, or securities convertible into, or exercisable or exchangeable for, shares of Common Stock, during the six-month period following the consummation of the Initial Public Offering. In addition, for a period commencing on the ninetieth (90th) day following the effective date of the Registration Statement, all of the Company’s directors, executive officers and holders of 5% or more of the Company’s capital stock prior to the Initial Public Offering shall be permitted to sell, dispose or otherwise transfer, directly or indirectly, on any trading day, shares of Common Stock in an amount no more than 5% of the average trading volume of the Company’s Common Stock as reported by Bloomberg, LP on such trading day; provided, that, prior to any such sale, disposition or other transfer, directly or indirectly, of shares of Common Stock, the closing price of the Company’s Common Stock shall have closed at or above 150% of the public offering price for the Shares, for each of the prior three trading days.

The Initial Public Offering closed on February 21, 2024. The Company received net proceeds from the Initial Public Offering of approximately $6.6 million prior to deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company (excluding any exercise of the Over-Allotment Option or the Representative’s Warrant issued to the Representative of its designees, in connection with the Initial Public Offering).

As described in the IPO Prospectus, the Company intends to use the net proceeds from the Initial Public Offering (including any additional proceeds that we may receive if the Underwriters exercise the Over-Allotment Option to purchase additional shares of Common Stock), (i) to prepare and conduct a dose escalation study for CC8464 in an effort to establish a safe dose escalation regime; (ii) for in vivo and toxicology studies of CC8464 for the treatment of eye pain; (iii) for studies of CC8464 for the treatment of neuropathic pain; (iv) to prepare and begin conducting a Phase 2a proof-of-concept study of CC8464 for Erythromelalgia; (v) to determine market strategy and develop clinical programs for the spray formulations licensed from Benuvia; and (vi) to repay amounts outstanding under certain promissory notes. The Company intends to use the remaining net proceeds, if any, for general corporate purposes.

On February 21, 2024, pursuant to the Underwriting Agreement, the Company executed and delivered to the Representative a Common Stock Purchase Warrant (the “Representative’s Warrant”). Pursuant to the Representative’s Warrant, the Company provided the Representative with a warrant to purchase up to 55,000 shares of Common Stock, which may be exercised beginning on August 21, 2024 (the date that is six months from the commencement of sales of Common Stock pursuant to the Initial Public Offering (the “Commencement Date”)) until February 21, 2029 (the date that is five years from the Commencement Date). The initial exercise price of the Representative’s Warrant is $7.50 per share, which is equal to 125% of the public offering price for the Shares, and the Representative may not effect the disposition of such warrant from a period of 180 days following the effective date of the Registration Statement. In addition, the Representative’s Warrant contain “piggy-back” registration rights with respect to the shares underlying such warrant and limits the number of shares issuable upon its exercise to 4.99% of the outstanding shares of Common Stock, as applicable.

The foregoing descriptions of each of the Underwriting Agreement (as amended by the Letter Agreement) and the Representative’s Warrant are qualified in their entirety by reference to the full text of each of the Underwriting Agreement (as amended by the Letter Agreement) and Representative’s Warrant, copies of which are attached as Exhibits 1.1 and 4.1 to this Current Report on Form 8-K, respectively, and incorporated into this Item 1.01 by reference.

In addition, certain holders of the Company’s outstanding convertible notes, shares of preferred stock and shares of Common Stock (the “Selling Stockholders”), as identified in the Registration Statement, have agreed to offer for resale of up to an aggregate of 2,969,823 shares of Common Stock (the “Selling Stockholders Shares”) to the public (the “Selling Stockholder Offering” and, together with the Initial Public Offering, the “Offerings”). After conversion of the convertible notes or shares of preferred stock, as applicable, the Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Selling Stockholders Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

The material terms of the Selling Stockholder Offering are described in the final prospectus, dated February 15, 2024 (the “Resale Prospectus”), as filed by the Company with the SEC pursuant to Rule 424(b) under the Securities Act on February 20, 2024. The Selling Stockholder Offering was conducted pursuant to the Registration Statement, which contained alternate pages for the Resale Prospectus.

In connection with the Selling Stockholder Offering, the Company registered the Selling Stockholders Shares on behalf of the Selling Stockholders, to be offered and sold by them from time to time and will not receive any of the proceeds from the sale of the Selling Stockholders Shares by the Selling Stockholders. The Company has agreed to bear all of the expenses incurred in connection with the registration of the Selling Stockholders Shares, and the Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Selling Stockholders Shares.

Item 3.02	Unregistered Sale of Equity Securities.

The information required by this Item 3.02 is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2024, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the pricing of the Initial Public Offering. The Company’s board of directors and stockholders previously approved the Restated Certificate to be effective upon the pricing of the Initial Public Offering. The Restated Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Board of Directors of the Company and the majority of stockholders approved a reverse stock split of the Company’s Common Stock, which became effective on February 15, 2024 (the “Reverse Stock Split”). Pursuant to the Reverse Stock Split, each nine (9) shares of the Company’s outstanding shares of Common Stock automatically converted into one share of Common Stock. No fractional shares of Common Stock were issued in connection with the Reverse Stock Split, all of which shares of Common Stock were rounded up to the nearest whole number of such shares. The Company’s Common Stock commenced trading on NYSE American, on a post-split basis, upon the opening of trading on February 16, 2024.

The Reverse Stock Split was effected by filing of the Restated Certificate. Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power remained virtually unchanged except for minor changes and adjustments resulting from rounding fractional shares into whole shares. The rights and privileges of the stockholders will be substantially unaffected by the Reverse Stock Split.

All options, warrants and convertible securities of the Company outstanding immediately prior to the Reverse Stock Split were appropriately adjusted by dividing the number of shares of Common Stock into which the options, warrants and convertible securities were exercisable or convertible by 9 and multiplying the exercise or conversion price thereof by 9, as a result of the Reverse Stock Split. This includes shares authorized for issuance under the Chromocell Therapeutics Corporation 2023 Equity Incentive Plan, as amended (the “Plan”), and the number of outstanding stock awards previously granted under the Plan will be ratably reduced in connection with the Reverse Stock Split.

On February 15, 2024, the Company’s Amended and Restated By-laws (the “Restated By-laws”) became effective in connection with the pricing of the Initial Public Offering. The Company’s board of directors and stockholders previously approved the Restated By-laws to be effective upon the pricing of the Initial Public Offering. The Restated Bylaws are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Please see the description of the Restated Certificate and the Restated By-laws in the section titled “Description of Capital Stock” in the IPO Prospectus.

Item 8.01	Other Events.

The Company issued press releases announcing the pricing and closing of the Initial Public Offering on February 15, 2024 and February 21, 2024, respectively. Copies of the press releases are furnished herewith as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference herein. The information in this Item 8.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 15, 2024, between the Company and A.G.P./Alliance Global Partners, as Representative of the Underwriters
1.2	Letter Agreement to Underwriting Agreement, dated as of February 16, 2024, between the Company and A.G.P./Alliance Global Partners, as Representative of the Underwriters
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated By-laws
4.1	Representative’s Warrant
99.1	Press Release, dated February 15, 2024
99.2	Press Release, dated February 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMOCELL THERAPEUTICS CORPORATION

Date: February 22, 2024	By:	/s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Interim Chief Executive Officer and Chief Financial Officer, Treasurer and Secretary